                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      We have issued our report dated August 8, 2007, accompanying the financial statements of SP Acquisition Holdings Inc. contained in the Registration
Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Edison, New Jersey
August 8, 2007